Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

No.	33-8506 on Form S-8 effective September 25, 1986
No.	33-25931 on Form S-8 effective November 28, 1988
No.	33-32783 on Form S-8 effective January 11, 1990
No.	2-72249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective January 17, 1990
No.	33-32783 on Form S-8 as amended by Post-Effective Amendment No. 1 effective April 9, 1990
No.	2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S-16 effective April 7, 1994
No.	33-62671 on Form S-8 effective September 15, 1995
No.	33-62669 on Form S-8 effective September 15, 1995
No.	333-26197 on Form S-8 effective April 30, 1997
No.	333-80777 on Form S-8 effective June 16, 1999
No.	333-41740 on Form S-8 effective July 19, 2000
No.	333-60748 on Form S-8 effective May 11, 2001
No.	333-69156 on Form S-8 effective September 7, 2001
No.	333-115064 on Form S-8 effective April 30, 2004
No.	333-115066 on Form S-8 effective April 30, 2004
No.	333-115565 on Form S-8 effective May 17, 2004
No.	333-115566 on Form S-8 effective May 17, 2004;
of our reports dated February 28, 2008, with respect to the consolidated financial statements of Irwin Financial Corporation, and the effectiveness of internal control over financial reporting of Irwin Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Chicago, Illinois
March 12, 2008